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                                                                    Exhibit 23.5

                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

   We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Corel Corporation of our report dated January 18, 2000 relating to the financial statements, which appears in the issuer's 1999 Annual Report to Shareholders, which is incorporated by reference in its Annual Report on Form 10-K for the year ended November 30, 1999. We also consent to the incorporation by reference of our report dated January 18, 2000 relating to the financial statement schedule, which appears on such Form 10-K. We further consent to the references to us under the headings "Experts" and "Business of Corel--Selected Financial Data" in such Registration Statement.

                                          /s/ PricewaterhouseCoopers LLP
                                          Chartered Accountants

Ottawa, Canada
April 3, 2000